UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2015

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-55363	27-3191889
(Commission File Number)	(IRS Employer Identification No.)

1871 Tapo Street

Simi Valley, CA 93063

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code (805) 309-0530

N/A

 (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 24, 2015, we entered into a Senior Secured Credit Facility Agreement (the “Loan Agreement”) with TCA Global Credit Master Fund, LP (“TCA”).  At the initial closing on December 24, 2015, we received gross proceeds of $750,000 and issued to TCA a Convertible Promissory Note in the principal amount of $750,000 (the “Note”).  The Note is scheduled to mature on June 24, 2017 (the “Maturity Date”).  At any time prior to the Maturity Date or the earlier termination of the Loan Agreement, we can request up to $9,250,000 of additional loans, which additional loans may be made in the sole discretion of TCA.  We may prepay borrowings at any time, in whole or in part, without penalty.

The loan will accrue interest on the unpaid principal balance at an annual rate of 18%.  We will make interest only payments of $11,250 on each of January 24, February 24 and March 24, 2016, and thereafter, will make payments of approximately $56,208 of principal and interest per month until the Maturity Date.  In the event we are in default under the Loan Agreement or any related transaction document, including as a result of a default in our payment obligations, any amount due to TCA under the facility will, at TCA’s option, bear interest from the date due until such past due amount is paid in full at an annual rate of 22%.  In addition, upon the occurrence and during the continuance of an event of default under the transaction documents, TCA may terminate its commitments to us and declare all of our obligations to TCA to be immediately due and payable.

While the Note is outstanding, but only upon the occurrence of (i) an event of default under the Loan Agreement or any related transaction document or (ii) our mutual agreement with TCA, TCA may convert, subject to certain beneficial ownership limitations, all or any portion of the outstanding principal, accrued and unpaid interest and any other sums due and payable under the Note or any other transaction document (such total amount, the “Conversion Amount”) into a number of shares of our common stock equal to: (i) the Conversion Amount divided by (ii) eighty-five percent (85%) of the lowest of the daily volume weighted average price of our common stock during the five business days immediately prior to the conversion date (the “Conversion Shares”).  Upon liquidation by TCA of Conversion Shares, if TCA realizes a net amount from such liquidation equal to less than the Conversion Amount, we are obligated to issue to TCA additional shares of our common stock equal to: (a) the Conversion Amount minus the net realized amount, divided by (b) the average volume weighted average price of our common stock during the five business days immediately prior to the date upon which TCA requests additional shares.

The payment and performance of all our indebtedness and other obligations to TCA, including all borrowings under the Loan Agreement and related agreements, are secured by liens on substantially all of our assets pursuant to a Security Agreement.

Of the proceeds received at the initial closing, approximately $106,000 was used to pay in full all indebtedness outstanding under our Business Loan and Security Agreement with B of I Federal Bank (the “Bank”), entered into on November 3, 2015.  Upon repayment of our indebtedness under the Business Loan and Security Agreement, the Bank released its liens on our assets.  After the payment of approximately $51,000 of fees and expenses to TCA in connection with the loan transaction, we received net proceeds of approximately $593,000.

In connection with the Loan Agreement, we agreed to pay to TCA a fee for advisory services provided to us prior to the entry into the Loan Agreement in the amount of $126,000 (the “Advisory Fee”).  As partial payment of the Advisory Fee, we issued to TCA 3,810,000 shares of our common stock on December 24, 2015 (the “Advisory Fee Shares”), representing 4.99% of our issued and outstanding shares of common stock on such date.  In the event that TCA receives net proceeds from the sale of such shares that are less than the Advisory Fee, TCA may require us to issue additional shares of common stock in an amount sufficient such that, when sold and the net proceeds from such sale are added to the net proceeds from the sale of any of the previously issued and sold Advisory Fee Shares, TCA shall have received total net funds equal to the Advisory Fee.  Notwithstanding the foregoing, subject to certain conditions, we have the right to redeem the Advisory Fee Shares then in TCA’s possession for an amount payable in cash equal to the Advisory Fee, less any net cash proceeds received by TCA from previous sales of Advisory Fee Shares.  In the event TCA has not realized net proceeds from the sale of Advisory Fee Shares equal to at least the Advisory Fee by the earlier to occur of: (i) December 24, 2016; (ii) the occurrence of an event of default under the transaction documents; or (iii) the Maturity Date, then at any time thereafter, TCA has the right to require us to redeem all of the Advisory Fee Shares then in TCA’s possession for cash equal to the Advisory Fee, less any cash proceeds received by TCA from any previous sales of Advisory Fee Shares.

The foregoing summaries of the Loan Agreement, the Security Agreement and the Note do not purport to be complete and are qualified in their entirety by references to the full text of such agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 1.02

Termination of a Material Definitive Agreement.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” regarding the termination of the facility with B of I Federal Bank is incorporated herein by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” regarding the Loan Agreement and related transaction documents is incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

Pursuant to the Loan Agreement, we issued to TCA 3,810,000 Advisory Fee Shares on December 24, 2015 as partial consideration for advisory services provided by TCA and we may be required to issue an unknown number of additional Advisory Fee Shares and/or Conversion Shares in accordance with the terms of the transaction documents.  The Note and Advisory Shares were issued to TCA in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder for transactions not involving a public offering.  TCA represented that it is an “accredited investor” as defined in Regulation D.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	Senior Secured Credit Facility Agreement dated December 24, 2015 by and between Vapor Hub International Inc. and TCA Global Credit Master Fund, LP.
10.2	Security Agreement dated December 24, 2015 by and between Vapor Hub International Inc. and TCA Global Credit Master Fund, LP.
10.3	Convertible Promissory Note dated December 24, 2015 issued by Vapor Hub International Inc. to TCA Global Credit Master Fund, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR HUB INTERNATIONAL INC.

Date:	December 31, 2015	By:	/s/ Lori Winther
Lori Winther
Chief Financial Officer